RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS1 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS1

                $ 784,249      0.00% CLASS      A-P CERTIFICATES

 -----------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated January 27, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated January 27, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                        PERCENTAGE        AVERAGE       WEIGHTED
                                        MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                       LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------   -----------    --------------    -------------    -----------    ----------
499 or less ........................           16    $    2,367,953            1.28%    $   147,997        79.88%
500 - 519 ..........................           11         1,656,062            0.89         150,551        78.10
520 - 539 ..........................           17         2,356,151            1.27         138,597        76.59
540 - 559 ..........................           13         2,434,622            1.31         187,279        82.96
560 - 579 ..........................           12         1,724,702            0.93         143,725        80.20
580 - 599 ..........................           14         1,647,171            0.89         117,655        81.89
600 - 619 ..........................           21         3,665,943            1.98         174,569        81.54
620 - 639 ..........................           39         6,911,894            3.73         177,228        77.69
640 - 659 ..........................           48         8,026,221            4.33         167,213        75.94
660 - 679 ..........................           93        13,417,170            7.24         144,271        76.99
680 - 699 ..........................          106        17,828,360            9.62         168,192        74.98
700 - 719 ..........................          128        22,235,345           11.99         173,714        76.26
720 - 739 ..........................          107        16,849,013            9.09         157,467        78.85
740 - 759 ..........................          120        18,710,305           10.09         155,919        77.25
760 - 779 ..........................          134        22,967,040           12.39         171,396        74.32
780 - 799 ..........................          150        26,833,926           14.47         178,893        72.67
800 or greater .....................           95        14,940,661            8.06         157,270        71.09
                                      -----------    --------------    ------------     -----------    ---------
Subtotal with Credit Score .........        1,124    $  184,572,538           99.56%    $   164,210        75.73%
Not Available ......................            6           810,843            0.44         135,140        65.79
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%    $   164,056        75.69%
                                      ===========    ==============    ============

         Mortgage Loans indicated as having a credit score that is "Not Available" include certain Mortgage Loans where the credit score was not provided by the related seller and Mortgage Loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the Mortgage Loans were 437 and 840, respectively, and the weighted average credit score of the mortgage loans was 719.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
OCCUPANCY                               LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Primary Residence ..................          744    $  140,310,337           75.69%     $   188,589          715        74.71%
Second/Vacation ....................           19         3,401,812            1.84          179,043          753        67.76
Non Owner-occupied .................          367        41,671,232           22.48          113,546          730        79.62
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE         AVERAGE      AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE       PRINCIPAL      CREDIT       AVERAGE
LOAN PURPOSE                            LOANS            BALANCE          LOANS            BALANCE       SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------     -----------   ----------   ----------
Purchase ...........................          364    $   51,445,892           27.75%     $   141,335          725        82.19%
Rate/Term Refinance ................          295        49,420,174           26.66          167,526          719        71.97
Equity Refinance ...................          471        84,517,314           45.59          179,442          715        73.90
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

                            MORTGAGED PROPERTY TYPES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
PROPERTY TYPE                           LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Single-family detached .............          768    $  127,029,436           68.52%     $   165,403          716        75.17%
Planned Unit Developments (detached)          117        24,472,294           13.20          209,165          717        76.62
Two-to-four family units ...........          125        18,820,502           10.15          150,564          718        78.83
Condo Low-Rise (less than 5 stories)           84        10,418,375            5.62          124,028          736        75.97
Planned Unit Developments (attached)           16         2,154,456            1.16          134,653          748        79.35
Townhouse ..........................           11         1,066,992            0.58           96,999          778        63.91
Condo High-Rise (9 stories or more)             4           419,266            0.23          104,817          771        72.40
Condotel (5 to 8 stories) ..........            1           400,267            0.22          400,267          769        60.00
Condo Mid-Rise (5 to 8 stories) ....            3           386,089            0.21          128,696          776        61.60
Condotel (1 to 4 stories) ..........            1           215,703            0.12          215,703          738        70.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
STATE                                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Alaska .............................            2    $      177,661            0.10%     $    88,830          660        76.85%
Alabama ............................           17         2,352,741            1.27          138,397          675        83.71
Arkansas ...........................            5           542,087            0.29          108,417          671        86.35
Arizona ............................           32         4,815,911            2.60          150,497          756        75.64
California .........................          178        44,685,422           24.10          251,042          736        71.38
Colorado ...........................           49         8,967,412            4.84          183,008          728        76.46
Connecticut ........................           11         2,211,857            1.19          201,078          731        72.41
District of Columbia ...............            3           818,580            0.44          272,860          697        80.00
Delaware ...........................            3           336,230            0.18          112,077          785        64.61
Florida ............................           96        13,321,940            7.19          138,770          698        77.62
Georgia ............................           46         6,297,501            3.40          136,902          695        79.60
Hawaii .............................            2           414,413            0.22          207,206          775        84.25
Iowa ...............................            2           152,886            0.08           76,443          686        75.00
Idaho ..............................            7           572,834            0.31           81,833          754        78.62
Illinois ...........................           22         3,154,294            1.70          143,377          679        75.39
Indiana ............................           28         2,331,111            1.26           83,254          712        77.85
Kansas .............................            2           238,270            0.13          119,135          787        80.00
Kentucky ...........................            7           696,938            0.38           99,563          733        76.92
Louisiana ..........................           13         1,450,180            0.78          111,552          683        83.23
Massachusetts ......................           20         4,610,236            2.49          230,512          707        78.36
Maryland ...........................           22         3,510,022            1.89          159,546          720        81.11
Maine ..............................            3           336,834            0.18          112,278          711        80.59
Michigan ...........................           48         7,274,598            3.92          151,554          721        77.84
Minnesota ..........................           16         2,706,557            1.46          169,160          721        77.73
Missouri ...........................           16         1,285,196            0.69           80,325          703        77.94
Mississippi ........................            4           623,983            0.34          155,996          750        81.01
Montana ............................            3           337,284            0.18          112,428          678        62.18
North Carolina .....................           27         3,322,623            1.79          123,060          678        77.69
North Dakota .......................            1           156,960            0.08          156,960          679        85.00
New Hampshire ......................            6         1,286,818            0.69          214,470          728        80.30
New Jersey .........................           29         6,268,811            3.38          216,166          709        77.95
New Mexico .........................           21         2,345,293            1.27          111,681          694        79.86
Nevada .............................           14         1,676,275            0.90          119,734          742        77.78
New York ...........................           34         6,057,222            3.27          178,154          705        69.77
Ohio ...............................           22         1,859,805            1.00           84,537          695        82.17
Oklahoma ...........................            6           661,517            0.36          110,253          715        80.82
Oregon .............................           36         5,358,663            2.89          148,852          747        73.95
Pennsylvania .......................           20         2,400,620            1.29          120,031          694        77.92
Rhode Island .......................            7         1,265,180            0.68          180,740          731        73.06
South Carolina .....................           14         1,873,790            1.01          133,842          733        80.42
Tennessee ..........................           13         1,256,047            0.68           96,619          697        80.90
Texas ..............................          123        17,995,877            9.71          146,308          705        75.29
Utah ...............................           10         1,801,635            0.97          180,164          728        77.24
Virginia ...........................           35         6,372,976            3.44          182,085          730        76.21
Vermont ............................            1           186,254            0.10          186,254          689        64.00
Washington .........................           43         7,699,003            4.15          179,047          725        76.90
Wisconsin ..........................            8           828,971            0.45          103,621          738        77.21
Wyoming ............................            3           486,065            0.26          162,022          716        82.96
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

         No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
DOCUMENTATION TYPE                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
Full Documentation .................          579    $   89,082,583           48.05%     $   153,856          716        79.14%
Reduced Documentation ..............          551        96,300,798           51.95          174,775          721        72.50
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

         No more than 28.5% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 4.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
MORTGAGE RATES (%)                      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
3.375 - 3.499 ......................            1    $      445,260            0.24%     $   445,260          544        85.00%
5.750 - 5.874 ......................            3           812,642            0.44          270,881          680        68.70
5.875 - 5.999 ......................           11         2,463,264            1.33          223,933          768        74.08
6.000 - 6.124 ......................           17         3,739,951            2.02          219,997          771        64.52
6.125 - 6.249 ......................           39         9,962,905            5.37          255,459          732        71.22
6.250 - 6.374 ......................          120        25,023,777           13.50          208,531          742        74.24
6.375 - 6.499 ......................          231        41,963,431           22.64          181,660          731        72.78
6.500 - 6.624 ......................          187        31,245,476           16.85          167,088          718        74.16
6.625 - 6.749 ......................           94        14,943,370            8.06          158,972          699        78.49
6.750 - 6.874 ......................          106        16,065,613            8.67          151,562          708        75.91
6.875 - 6.999 ......................          106        14,310,365            7.72          135,003          712        80.15
7.000 - 7.124 ......................           38         4,139,076            2.23          108,923          721        82.09
7.125 - 7.249 ......................           22         2,568,393            1.39          116,745          673        83.57
7.250 - 7.374 ......................           43         5,885,336            3.17          136,868          683        82.96
7.375 - 7.499 ......................           18         2,331,343            1.26          129,519          676        83.09
7.500 - 7.624 ......................           44         4,690,564            2.53          106,604          686        84.34
7.625 - 7.749 ......................           28         2,644,416            1.43           94,443          683        82.58
7.750 - 7.874 ......................           12         1,020,410            0.55           85,034          635        86.70
7.875 - 7.999 ......................            7           929,853            0.50          132,836          678        85.53
8.000 - 8.124 ......................            2           114,594            0.06           57,297          657        85.08
8.250 - 8.374 ......................            1            83,341            0.04           83,341          526        90.00
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total Average or Weighted Average ..        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.5615% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
NET MORTGAGE RATE (%)                   LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
5.470 ..............................            3    $      812,642            0.44%     $   270,881          680        68.70%
5.595 ..............................           10         2,363,279            1.27          236,328          767        74.08
5.610 ..............................            1            99,985            0.05           99,985          772        74.00
5.720 ..............................           16         3,559,600            1.92          222,475          776        63.74
5.845 ..............................           38         9,674,396            5.22          254,589          731        70.96
5.870 ..............................            1           288,509            0.16          288,509          758        80.00
5.970 ..............................          120        25,023,777           13.50          208,531          742        74.24
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .          189    $   41,822,188           22.56%     $   221,281          743        72.51%
                                      ===========    ==============    ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.877496715%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                        WEIGHTED
                                       NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT       AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS            BALANCE          LOANS           BALANCE        SCORE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------   ----------
   100,000 or less .................          366    $   26,003,104           14.03%     $    71,047          713        77.11%
   100,001-200,000 .................          462        64,126,478           34.59          138,802          718        76.22
   200,001-300,000 .................          159        37,886,597           20.44          238,280          711        75.90
   300,001-400,000 .................           83        28,589,488           15.42          344,452          726        75.42
   400,001-500,000 .................           39        17,042,042            9.19          436,975          731        72.42
   500,001-600,000 .................           15         8,007,581            4.32          533,839          721        74.38
   600,001-700,000 .................            6         3,728,091            2.01          621,349          745        74.34
                                      -----------    --------------    ------------      -----------   ----------   ----------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%     $   164,056          719        75.69%
                                      ===========    ==============    ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                       NUMBER OF                        PERCENTAGE        AVERAGE        WEIGHTED
                                       MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       AVERAGE
LOAN PURPOSE                            LOANS            BALANCE          LOANS           BALANCE       LTV RATIO
------------------------------------  -----------    --------------    -------------    -----------    ----------
00.01-50.00 ........................           66    $    8,708,777            4.70%    $   131,951          742
50.01-55.00 ........................           20         3,776,196            2.04         188,810          723
55.01-60.00 ........................           29         5,807,234            3.13         200,249          733
60.01-65.00 ........................           35         7,326,840            3.95         209,338          748
65.01-70.00 ........................           73        14,105,054            7.61         193,220          723
70.01-75.00 ........................          153        29,446,974           15.88         192,464          729
75.01-80.00 ........................          504        84,270,284           45.46         167,203          719
80.01-85.00 ........................           42         6,845,820            3.69         162,996          686
85.01-90.00 ........................          154        18,011,129            9.72         116,955          693
90.01-95.00 ........................           47         6,133,270            3.31         130,495          695
95.01-100.00 .......................            7           951,802            0.51         135,972          657
                                      -----------    --------------    ------------     -----------    ---------
Total, Average or Weighted Average .        1,130    $  185,383,381          100.00%    $   164,056          719
                                      ===========    ==============    ============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.69%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                             --------------------------------------------------
                                                              0%         6%        18%         24%          30%
                                                             ----       ----      ----        ----         ----
DISTRIBUTION DATE
-----------------
April 2005.............................................      100%       100%      100%        100%         100%
April 2006.............................................       99         93        81          75           69
April 2007.............................................       97         86        65          56           48
April 2008.............................................       95         79        53          42           33
April 2009.............................................       94         73        42          31           22
April 2010.............................................       92         67        34          23           15
April 2011.............................................       90         62        27          17           11
April 2012.............................................       88         57        22          13            7
April 2013.............................................       85         52        17          10            5
April 2014.............................................       83         48        14           7            3
April 2015.............................................       81         43        11           5            2
April 2016.............................................       78         39         9           4            2
April 2017.............................................       75         36         7           3            1
April 2018.............................................       72         32         5           2            1
April 2019.............................................       69         29         4           1            *
April 2020.............................................       65         26         3           1            *
April 2021.............................................       62         23         3           1            *
April 2022.............................................       58         20         2           1            *
April 2023.............................................       54         18         2           *            *
April 2024.............................................       49         15         1           *            *
April 2025.............................................       45         13         1           *            *
April 2026.............................................       40         11         1           *            *
April 2027.............................................       34          9         *           *            *
April 2028.............................................       29          7         *           *            *
April 2029.............................................       23          5         *           *            *
April 2030.............................................       16          3         *           *            *
April 2031.............................................       10          2         *           *            *
April 2032.............................................        2          *         *           *            *
April 2033.............................................        0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      17.4       10.0       4.6         3.4          2.7

----------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                                                   NON-DISCOUNT
              ASSUMED PURCHASE PRICE                 DISCOUNT MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   -----------------------   ---------------------
Aggregate principal balance ......................    $     42,232,817.47       $   145,404,630.78
Weighted average mortgage rate ...................           6.1676325800%                  6.6779%
Weighted average servicing fee rate...............           0.2800000000%                  0.3300%
Weighted   average   original   term  to  maturity
(months) .........................................                    359                      359
Weighted average remaining term
to maturity (months) .............................                    328                      328

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               6%              18%             24%              30%
-------------------------------        ---              ---             ----            ----             -----
$543,607......................         2.3%             4.2%            10.0%           13.5%            17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        92,149    $   10,513,716        104,820    $   12,512,690        101,210    $   12,635,058
Period of Delinquency
30 to 59 days ................         1,602           192,517          2,082           244,557          2,324           289,263
60 to 89 days ................           236            28,610            372            44,459            477            64,448
90 days or more(2) ...........           307            35,045            409            44,171            516            62,039
Foreclosures Pending .........           273            32,685            446            55,203            602            81,640
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         2,418    $      288,858          3,309    $      388,390          3,919    $      497,389
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.624%            2.747%         3.157%            3.104%         3.872%            3.937%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        99,386    $   12,962,473        101,112    $   14,114,861        106,211    $   15,669,395
Period of Delinquency
30 to 59 days ................         2,147           280,302          2,182           284,482          2,032           282,672
60 to 89 days ................           488            63,986            526            70,816            409            51,071
90 days or more(2) ...........           644            84,033            696            94,223            555            70,963
Foreclosures Pending .........           769           102,671            787           103,707            747            88,396
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         4,048    $      530,992          4,191    $      553,228          3,743    $      493,102
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         4.073%            4.096%         4.145%            3.919%         3.524%            3.147%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                         AT DECEMBER 31, 1999          AT DECEMBER 31, 2000              AT DECEMBER 31, 2001
                                -------------------------------------------------------------------------------------------------
                                       BY NO.        BY DOLLAR        BY NO.        BY DOLLAR           BY NO.       BY DOLLAR
                                        OF            AMOUNT           OF            AMOUNT              OF           AMOUNT
                                       LOANS         OF LOANS         LOANS         OF LOANS            LOANS        OF LOANS
                                -------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        37,066    $    5,021,100         44,520    $    6,234,461         45,103    $    6,477,882
Period of Delinquency
30 to 59 days ................           573            83,679            742           104,823            901           131,032
60 to 89 days ................            65            11,033            118            17,904            185            29,788
90 days or more(2) ...........            77            13,377            123            17,598            165            27,231
Foreclosures Pending .........            80            12,263            113            19,378            198            34,074
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......           795    $      120,353          1,096    $      159,703          1,449    $      222,125
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         2.145%            2.397%         2.462%            2.562%         3.213%            3.429%

                                         AT DECEMBER 31, 2002            AT DECEMBER 31, 2003            AT DECEMBER 31, 2004
                                --------------------------------------------------------------------------------------------------
                                       BY NO.         BY DOLLAR        BY NO.        BY DOLLAR          BY NO.         BY DOLLAR
                                        OF             AMOUNT           OF            AMOUNT             OF             AMOUNT
                                       LOANS          OF LOANS         LOANS         OF LOANS           LOANS          OF LOANS
                                --------------------------------------------------------------------------------------------------
                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio .........        45,867    $    6,776,784         51,824    $    8,071,748         56,271    $    9,191,522
Period of Delinquency
30 to 59 days ................           893           131,270            934           142,682            946           161,218
60 to 89 days ................           216            33,636            216            35,031            186            26,348
90 days or more(2) ...........           206            37,139            258            43,618            225            34,430
Foreclosures Pending .........           251            41,335            279            44,333            268            42,461
                                 -----------    --------------    -----------    --------------    -----------    --------------
Total Delinquent Loans .......         1,566    $      243,380          1,687    $      265,664          1,625    $      264,457
                                 ===========    ==============    ===========    ==============    ===========    ==============
Percent of Loan
Portfolio ....................         3.414%            3.591%         3.255%            3.291%         2.888%            2.877%

----------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:15                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G4H1    50,000,000.00  18,688,420.78     5.000000  %    890,600.46
A-2     76110G4J7   105,741,346.00  39,522,775.35     5.750000  %  1,883,465.82
A-3     76110G4K4    30,000,000.00  11,213,052.47     4.750000  %    534,360.28
A-4     76110G4L2    40,587,529.00  23,362,187.20     2.817500  %  1,113,329.74
A-5     76110G4M0             0.00           0.00     5.682500  %          0.00
A-6     76110G4N8    74,410,471.00  42,830,677.21     4.250000  %  2,041,104.55
A-7     76110G4P3     4,311,928.00           0.00     5.750000  %          0.00
A-8     76110G4Q1    21,000,000.00  21,000,000.00     5.700000  %          0.00
A-9     76110G4R9    24,545,454.00   9,174,315.45     2.967500  %    437,203.85
A-10    76110G4S7             0.00           0.00     5.532499  %          0.00
A-11    76110G4T5    50,000,000.00           0.00     5.750000  %          0.00
A-12    76110G4U2     7,786,000.00           0.00     5.750000  %          0.00
A-13    76110G4V0    40,838,272.00  16,579,142.52     3.067500  %    690,006.45
A-14    76110G4W8             0.00           0.00     5.432500  %          0.00
A-P     76110G4X6     1,429,525.04     858,204.73     0.000000  %     38,259.75
A-V     76110G4Y4             0.00           0.00     0.276946  %          0.00
R-I     76110G4Z1           100.00           0.00     6.000000  %          0.00
R-II    76110G5A5           100.00           0.00     6.000000  %          0.00
M-1     76110G5B3    11,890,700.00  11,533,680.52     6.000000  %     12,003.79
M-2     76110G5C1     4,756,200.00   4,613,394.61     6.000000  %      4,801.43
M-3     76110G5D9     3,567,100.00   3,459,997.46     6.000000  %      3,601.03
B-1     76110G5E7     1,664,700.00   1,614,717.21     6.000000  %      1,680.53
B-2     76110G5F4     1,664,700.00   1,614,717.21     6.000000  %      1,680.53
B-3     76110G5G2     1,426,941.75   1,334,788.47     6.000000  %          0.00

-------------------------------------------------------------------------------
                  475,621,066.79   207,400,071.19                  7,652,098.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        77,849.82    968,450.28            0.00       0.00     17,797,820.32
A-2       189,334.72  2,072,800.54            0.00       0.00     37,639,309.53
A-3        44,374.40    578,734.68            0.00       0.00     10,678,692.19
A-4        54,839.36  1,168,169.10            0.00       0.00     22,248,857.46
A-5       110,603.26    110,603.26            0.00       0.00              0.00
A-6       151,655.74  2,192,760.29            0.00       0.00     40,789,572.66
A-7             0.00          0.00            0.00       0.00              0.00
A-8        99,750.00     99,750.00            0.00       0.00     21,000,000.00
A-9        22,681.90    459,885.75            0.00       0.00      8,737,111.60
A-10       42,287.31     42,287.31            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       42,370.31    732,376.76            0.00       0.00     15,889,136.07
A-14       75,037.23     75,037.23            0.00       0.00              0.00
A-P             0.00     38,259.75            0.00       0.00        819,944.98
A-V        47,854.09     47,854.09            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,654.63     69,658.42            0.00       0.00     11,521,676.73
M-2        23,061.46     27,862.89            0.00       0.00      4,608,593.18
M-3        17,295.85     20,896.88            0.00       0.00      3,456,396.43
B-1         8,071.66      9,752.19            0.00       0.00      1,613,036.68
B-2         8,071.66      9,752.19            0.00       0.00      1,613,036.68
B-3         3,662.22      3,662.22            0.00       0.00      1,333,399.27

-------------------------------------------------------------------------------
        1,076,455.62  8,728,553.83            0.00       0.00    199,746,583.78
===============================================================================

































Run:        04/26/05     10:05:15
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     373.768416   17.812009     1.556996    19.369005   0.000000  355.956406
A-2     373.768416   17.812009     1.790546    19.602555   0.000000  355.956406
A-3     373.768415   17.812009     1.479147    19.291156   0.000000  355.956406
A-4     575.600136   27.430340     1.351138    28.781478   0.000000  548.169795
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     575.600136   27.430340     2.038097    29.468437   0.000000  548.169795
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.750000     4.750000   0.000000 1000.000000
A-9     373.768416   17.812009     0.924077    18.736086   0.000000  355.956406
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    405.970716   16.896074     1.037515    17.933589   0.000000  389.074642
A-14      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     600.342562   26.763959     0.000000    26.763959   0.000000  573.578603
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     969.974898    1.009511     4.848716     5.858227   0.000000  968.965387
M-2     969.974899    1.009512     4.848715     5.858227   0.000000  968.965387
M-3     969.974899    1.009512     4.848715     5.858227   0.000000  968.965387
B-1     969.974897    1.009509     4.848717     5.858226   0.000000  968.965387
B-2     969.974897    1.009509     4.848717     5.858226   0.000000  968.965387
B-3     935.419032    0.000000     2.566482     2.566482   0.000000  934.445485

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:15                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1 (POOL #  4654)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4654
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,978.04
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,318.31

SUBSERVICER ADVANCES THIS MONTH                                       50,033.49
MASTER SERVICER ADVANCES THIS MONTH                                    2,128.71


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    19   2,839,057.05

 (B)  TWO MONTHLY PAYMENTS:                                    9   1,339,023.01

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     868,749.68


FORECLOSURES
  NUMBER OF LOANS                                                            13
  AGGREGATE PRINCIPAL BALANCE                                      2,993,950.55

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     199,746,583.78

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,209

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 314,521.57

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,437,548.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.29714500 %     9.49302500 %    2.20068530 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.86178700 %     9.80575786 %    2.29203720 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,890.00
      FRAUD AMOUNT AVAILABLE                           14,268,632.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,265,221.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.56361683
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.00

POOL TRADING FACTOR:                                                41.99700092

Run:        04/26/05     11:15:29                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G4H1    50,000,000.00  17,797,820.32     5.000000  %    560,555.75
A-2     76110G4J7   105,741,346.00  37,639,309.53     5.750000  %  1,185,478.40
A-3     76110G4K4    30,000,000.00  10,678,692.19     4.750000  %    336,333.45
A-4     76110G4L2    40,587,529.00  22,248,857.46     2.930000  %    700,744.52
A-5     76110G4M0             0.00           0.00     5.570000  %          0.00
A-6     76110G4N8    74,410,471.00  40,789,572.66     4.250000  %  1,284,698.31
A-7     76110G4P3     4,311,928.00           0.00     5.750000  %          0.00
A-8     76110G4Q1    21,000,000.00  21,000,000.00     5.700000  %          0.00
A-9     76110G4R9    24,545,454.00   8,737,111.60     3.080000  %    275,181.91
A-10    76110G4S7             0.00           0.00     5.420001  %          0.00
A-11    76110G4T5    50,000,000.00           0.00     5.750000  %          0.00
A-12    76110G4U2     7,786,000.00           0.00     5.750000  %          0.00
A-13    76110G4V0    40,838,272.00  15,889,136.07     3.180000  %    434,299.23
A-14    76110G4W8             0.00           0.00     5.320000  %          0.00
A-P     76110G4X6     1,429,525.04     819,944.98     0.000000  %     16,623.71
A-V     76110G4Y4             0.00           0.00     0.278735  %          0.00
R-I     76110G4Z1           100.00           0.00     6.000000  %          0.00
R-II    76110G5A5           100.00           0.00     6.000000  %          0.00
M-1     76110G5B3    11,890,700.00  11,521,676.73     6.000000  %     12,245.01
M-2     76110G5C1     4,756,200.00   4,608,593.18     6.000000  %      4,897.93
M-3     76110G5D9     3,567,100.00   3,456,396.43     6.000000  %      3,673.39
B-1     76110G5E7     1,664,700.00   1,613,036.68     6.000000  %      1,714.30
B-2     76110G5F4     1,664,700.00   1,613,036.68     6.000000  %      1,714.30
B-3     76110G5G2     1,426,941.75   1,333,399.27     6.000000  %          0.00

-------------------------------------------------------------------------------
                  475,621,066.79   199,746,583.78                  4,818,160.21
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        74,139.22    634,694.97            0.00       0.00     17,237,264.57
A-2       180,310.35  1,365,788.75            0.00       0.00     36,453,831.13
A-3        42,259.35    378,592.80            0.00       0.00     10,342,358.74
A-4        54,310.84    755,055.36            0.00       0.00     21,548,112.94
A-5       103,246.20    103,246.20            0.00       0.00              0.00
A-6       144,427.29  1,429,125.60            0.00       0.00     39,504,874.35
A-7             0.00          0.00            0.00       0.00              0.00
A-8        99,750.00     99,750.00            0.00       0.00     21,000,000.00
A-9        22,419.70    297,601.61            0.00       0.00      8,461,929.69
A-10       39,452.85     39,452.85            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       42,095.78    476,395.01            0.00       0.00     15,454,836.84
A-14       70,424.39     70,424.39            0.00       0.00              0.00
A-P             0.00     16,623.71            0.00       0.00        803,321.27
A-V        46,385.46     46,385.46            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,594.11     69,839.12            0.00       0.00     11,509,431.72
M-2        23,037.26     27,935.19            0.00       0.00      4,603,695.25
M-3        17,277.70     20,951.09            0.00       0.00      3,452,723.04
B-1         8,063.19      9,777.49            0.00       0.00      1,611,322.38
B-2         8,063.19      9,777.49            0.00       0.00      1,611,322.38
B-3           695.98        695.98            0.00       0.00      1,331,982.16

-------------------------------------------------------------------------------
        1,033,952.86  5,852,113.07            0.00       0.00    194,927,006.46
===============================================================================

































Run:        04/26/05     11:15:29
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     355.956406   11.211115     1.482784    12.693899   0.000000  344.745291
A-2     355.956406   11.211115     1.705202    12.916317   0.000000  344.745291
A-3     355.956406   11.211115     1.408645    12.619760   0.000000  344.745291
A-4     548.169795   17.265020     1.338116    18.603136   0.000000  530.904775
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     548.169795   17.265021     1.940954    19.205975   0.000000  530.904775
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.750000     4.750000   0.000000 1000.000000
A-9     355.956406   11.211115     0.913395    12.124510   0.000000  344.745291
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    389.074642   10.634613     1.030792    11.665405   0.000000  378.440029
A-14      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     573.578605   11.628834     0.000000    11.628834   0.000000  561.949771
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     968.965387    1.029797     4.843627     5.873424   0.000000  967.935590
M-2     968.965387    1.029797     4.843627     5.873424   0.000000  967.935590
M-3     968.965387    1.029797     4.843626     5.873423   0.000000  967.935590
B-1     968.965385    1.029795     4.843629     5.873424   0.000000  967.935590
B-2     968.965385    1.029795     4.843629     5.873424   0.000000  967.935590
B-3     934.445481    0.000000     0.487742     0.487742   0.000000  933.452374

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:29                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1 (POOL #  4654)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4654
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       40,310.26
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,298.38

SUBSERVICER ADVANCES THIS MONTH                                       65,266.58
MASTER SERVICER ADVANCES THIS MONTH                                    2,128.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   5,054,097.65

 (B)  TWO MONTHLY PAYMENTS:                                    8   1,518,662.09

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     489,330.88


FORECLOSURES
  NUMBER OF LOANS                                                            15
  AGGREGATE PRINCIPAL BALANCE                                      3,152,289.25

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     194,927,006.46

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,181

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 314,230.64

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,607,194.24

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.86178700 %     9.84617500 %    2.28262860 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.57468600 %    10.03752654 %    2.34625000 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,890.00
      FRAUD AMOUNT AVAILABLE                            1,974,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,974,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.56207009
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.90

POOL TRADING FACTOR:                                                40.98367799

Run:        04/07/05     11:35:24                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G4H1    50,000,000.00  17,237,264.57     5.000000  %    842,476.69
A-2     76110G4J7   105,741,346.00  36,453,831.13     5.750000  %  1,781,692.38
A-3     76110G4K4    30,000,000.00  10,342,358.74     4.750000  %    505,486.01
A-4     76110G4L2    40,587,529.00  21,548,112.94     3.050000  %  1,053,170.74
A-5     76110G4M0             0.00           0.00     5.450000  %          0.00
A-6     76110G4N8    74,410,471.00  39,504,874.35     4.250000  %  1,930,813.07
A-7     76110G4P3     4,311,928.00           0.00     5.750000  %          0.00
A-8     76110G4Q1    21,000,000.00  21,000,000.00     5.700000  %          0.00
A-9     76110G4R9    24,545,454.00   8,461,929.69     3.200001  %    413,579.46
A-10    76110G4S7             0.00           0.00     5.300000  %          0.00
A-11    76110G4T5    50,000,000.00           0.00     5.750000  %          0.00
A-12    76110G4U2     7,786,000.00           0.00     5.750000  %          0.00
A-13    76110G4V0    40,838,272.00  15,454,836.84     3.300000  %    652,721.82
A-14    76110G4W8             0.00           0.00     5.200000  %          0.00
A-P     76110G4X6     1,429,525.04     803,321.27     0.000000  %     12,389.15
A-V     76110G4Y4             0.00           0.00     0.277402  %          0.00
R-I     76110G4Z1           100.00           0.00     6.000000  %          0.00
R-II    76110G5A5           100.00           0.00     6.000000  %          0.00
M-1     76110G5B3    11,890,700.00  11,509,431.72     6.000000  %     46,394.16
M-2     76110G5C1     4,756,200.00   4,603,695.25     6.000000  %     18,557.35
M-3     76110G5D9     3,567,100.00   3,452,723.04     6.000000  %     13,917.82
B-1     76110G5E7     1,664,700.00   1,611,322.38     6.000000  %      6,495.19
B-2     76110G5F4     1,664,700.00   1,611,322.38     6.000000  %      6,495.19
B-3     76110G5G2     1,426,941.75   1,331,982.16     6.000000  %      4,021.60

-------------------------------------------------------------------------------
                  475,621,066.79   194,927,006.46                  7,288,210.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        71,812.62    914,289.31            0.00       0.00     16,394,787.88
A-2       174,651.95  1,956,344.33            0.00       0.00     34,672,138.75
A-3        40,933.19    546,419.20            0.00       0.00      9,836,872.73
A-4        54,761.01  1,107,931.75            0.00       0.00     20,494,942.20
A-5        97,851.65     97,851.65            0.00       0.00              0.00
A-6       139,894.94  2,070,708.01            0.00       0.00     37,574,061.28
A-7             0.00          0.00            0.00       0.00              0.00
A-8        99,750.00     99,750.00            0.00       0.00     21,000,000.00
A-9        22,562.22    436,141.68            0.00       0.00      8,048,350.23
A-10       37,368.67     37,368.67            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       42,495.29    695,217.11            0.00       0.00     14,802,115.02
A-14       66,962.27     66,962.27            0.00       0.00              0.00
A-P             0.00     12,389.15            0.00       0.00        790,932.12
A-V        45,055.10     45,055.10            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,539.69    103,933.85            0.00       0.00     11,463,037.56
M-2        23,015.49     41,572.84            0.00       0.00      4,585,137.90
M-3        17,261.38     31,179.20            0.00       0.00      3,438,805.22
B-1         8,055.57     14,550.76            0.00       0.00      1,604,827.19
B-2         8,055.57     14,550.76            0.00       0.00      1,604,827.19
B-3         6,659.05     10,680.65            0.00       0.00      1,326,612.99

-------------------------------------------------------------------------------
        1,014,685.66  8,302,896.29            0.00       0.00    187,637,448.26
===============================================================================

































Run:        04/07/05     11:35:24
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     344.745291   16.849534     1.436252    18.285786   0.000000  327.895758
A-2     344.745291   16.849534     1.651690    18.501224   0.000000  327.895758
A-3     344.745291   16.849534     1.364440    18.213974   0.000000  327.895758
A-4     530.904775   25.948137     1.349208    27.297345   0.000000  504.956638
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     530.904775   25.948137     1.880044    27.828181   0.000000  504.956638
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.750000     4.750000   0.000000 1000.000000
A-9     344.745292   16.849534     0.919202    17.768736   0.000000  327.895758
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    378.440029   15.983091     1.040575    17.023666   0.000000  362.456938
A-14      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     561.949768    8.666613     0.000000     8.666613   0.000000  553.283155
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     967.935590    3.901718     4.839050     8.740768   0.000000  964.033872
M-2     967.935589    3.901718     4.839050     8.740768   0.000000  964.033872
M-3     967.935590    3.901718     4.839051     8.740769   0.000000  964.033872
B-1     967.935590    3.901718     4.839052     8.740770   0.000000  964.033872
B-2     967.935590    3.901718     4.839052     8.740770   0.000000  964.033872
B-3     933.452375    2.818342     4.666659     7.485001   0.000000  929.689657

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:24                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1 (POOL #  4654)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4654
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       40,383.90
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,772.61

SUBSERVICER ADVANCES THIS MONTH                                       59,241.82
MASTER SERVICER ADVANCES THIS MONTH                                    2,128.88


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    27   4,405,836.06

 (B)  TWO MONTHLY PAYMENTS:                                    7     862,583.86

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6   1,371,879.47


FORECLOSURES
  NUMBER OF LOANS                                                            12
  AGGREGATE PRINCIPAL BALANCE                                      2,154,244.01

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     187,637,448.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,147

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 425,851.23

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,506,091.36

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      577,381.73

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.57468600 %    10.07906300 %    2.33658080 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            87.14279000 %    10.38544324 %    2.42780410 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,890.00
      FRAUD AMOUNT AVAILABLE                            1,974,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,974,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.56699857
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              328.70

POOL TRADING FACTOR:                                                39.45103810

Run:        04/25/05     12:25:14                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G4H1    50,000,000.00  16,394,787.88     5.000000  %    472,618.10
A-2     76110G4J7   105,741,346.00  34,672,138.75     5.750000  %    999,505.48
A-3     76110G4K4    30,000,000.00   9,836,872.73     4.750000  %    283,570.86
A-4     76110G4L2    40,587,529.00  20,494,942.20     3.250000  %    590,814.64
A-5     76110G4M0             0.00           0.00     5.250000  %          0.00
A-6     76110G4N8    74,410,471.00  37,574,061.28     4.250000  %  1,083,160.19
A-7     76110G4P3     4,311,928.00           0.00     5.750000  %          0.00
A-8     76110G4Q1    21,000,000.00  21,000,000.00     5.700000  %          0.00
A-9     76110G4R9    24,545,454.00   8,048,350.23     3.400000  %    232,012.51
A-10    76110G4S7             0.00           0.00     5.099999  %          0.00
A-11    76110G4T5    50,000,000.00           0.00     5.750000  %          0.00
A-12    76110G4U2     7,786,000.00           0.00     5.750000  %          0.00
A-13    76110G4V0    40,838,272.00  14,802,115.02     3.500000  %    366,168.17
A-14    76110G4W8             0.00           0.00     5.000000  %          0.00
A-P     76110G4X6     1,429,525.04     790,932.12     0.000000  %      6,682.42
A-V     76110G4Y4             0.00           0.00     0.278624  %          0.00
R-I     76110G4Z1           100.00           0.00     6.000000  %          0.00
R-II    76110G5A5           100.00           0.00     6.000000  %          0.00
M-1     76110G5B3    11,890,700.00  11,463,037.56     6.000000  %     15,506.82
M-2     76110G5C1     4,756,200.00   4,585,137.90     6.000000  %      6,202.62
M-3     76110G5D9     3,567,100.00   3,438,805.22     6.000000  %      4,651.90
B-1     76110G5E7     1,664,700.00   1,604,827.19     6.000000  %      2,170.96
B-2     76110G5F4     1,664,700.00   1,604,827.19     6.000000  %      2,170.96
B-3     76110G5G2     1,426,941.75   1,326,612.99     6.000000  %        519.30

-------------------------------------------------------------------------------
                  475,621,066.79   187,637,448.26                  4,065,754.93
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        68,302.42    540,920.52            0.00       0.00     15,922,169.78
A-2       166,114.97  1,165,620.45            0.00       0.00     33,672,633.27
A-3        38,932.38    322,503.24            0.00       0.00      9,553,301.87
A-4        55,499.66    646,314.30            0.00       0.00     19,904,127.56
A-5        89,653.30     89,653.30            0.00       0.00              0.00
A-6       133,056.89  1,216,217.08            0.00       0.00     36,490,901.09
A-7             0.00          0.00            0.00       0.00              0.00
A-8        99,750.00     99,750.00            0.00       0.00     21,000,000.00
A-9        22,800.59    254,813.10            0.00       0.00      7,816,337.72
A-10       34,200.88     34,200.88            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13       43,167.02    409,335.19            0.00       0.00     14,435,946.85
A-14       61,667.18     61,667.18            0.00       0.00              0.00
A-P             0.00      6,682.42            0.00       0.00        784,249.70
A-V        43,561.03     43,561.03            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,307.47     72,814.29            0.00       0.00     11,447,530.74
M-2        22,922.60     29,125.22            0.00       0.00      4,578,935.28
M-3        17,191.71     21,843.61            0.00       0.00      3,434,153.32
B-1         8,023.06     10,194.02            0.00       0.00      1,602,656.23
B-2         8,023.06     10,194.02            0.00       0.00      1,602,656.23
B-3         6,632.17      7,151.47            0.00       0.00      1,324,818.39

-------------------------------------------------------------------------------
          976,806.39  5,042,561.32            0.00       0.00    183,570,418.03
===============================================================================

































Run:        04/25/05     12:25:14
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1(POOL # 4654) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4654
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     327.895758    9.452362     1.366048    10.818410   0.000000  318.443396
A-2     327.895758    9.452362     1.570956    11.023318   0.000000  318.443396
A-3     327.895758    9.452362     1.297746    10.750108   0.000000  318.443396
A-4     504.956638   14.556556     1.367407    15.923963   0.000000  490.400082
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     504.956638   14.556556     1.788147    16.344703   0.000000  490.400082
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     4.750000     4.750000   0.000000 1000.000000
A-9     327.895758    9.452362     0.928913    10.381275   0.000000  318.443396
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13    362.456938    8.966299     1.057024    10.023323   0.000000  353.490639
A-14      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     553.283158    4.674581     0.000000     4.674581   0.000000  548.608578
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     964.033871    1.304113     4.819520     6.123633   0.000000  962.729758
M-2     964.033871    1.304113     4.819520     6.123633   0.000000  962.729758
M-3     964.033871    1.304113     4.819520     6.123633   0.000000  962.729758
B-1     964.033873    1.304115     4.819523     6.123638   0.000000  962.729758
B-2     964.033873    1.304115     4.819523     6.123638   0.000000  962.729758
B-3     929.689658    0.363925     4.647821     5.011746   0.000000  928.432003

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:15                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS1 (POOL #  4654)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4654
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,946.34
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,408.90

SUBSERVICER ADVANCES THIS MONTH                                       39,959.61
MASTER SERVICER ADVANCES THIS MONTH                                    2,897.38


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,677,794.91

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,013,939.37

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         10   1,798,858.94


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,508,632.81

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     183,570,418.00

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,120

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 425,457.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,813,310.16

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       50,766.27

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         87.14279000 %    10.42940500 %    2.41757040 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            86.87496400 %    10.60117395 %    2.47837730 %

      BANKRUPTCY AMOUNT AVAILABLE                         146,890.00
      FRAUD AMOUNT AVAILABLE                            1,974,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,974,925.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.56051260
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.60

POOL TRADING FACTOR:                                                38.59593925